AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2000
                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                  ------------

                         THE BEAR STEARNS COMPANIES INC.
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                  13-3286161
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                             SAMUEL L. MOLINARO JR.
                             CHIEF FINANCIAL OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                                 245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 (212) 272-2000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   COPIES TO:

                              DENNIS J. BLOCK, ESQ.
                          CADWALADER, WICKERSHAM & TAFT
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000
                                  ------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      At various times after this Registration Statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] 333-_______________

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] 333-_______________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
   TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE  PROPOSED MAXIMUM OFFERING         PROPOSED MAXIMUM           AMOUNT OF
           TO BE REGISTERED              REGISTERED(1)      PRICE PER UNIT(2)       AGGREGATE OFFERING PRICE(2) REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share     699,243               $57.06                    $39,900,554               $10,534
===================================================================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on November 10, 2000.

                               ------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                       THE INFORMATION IN THIS PROSPECTUS
              WILL BE AMENDED OR COMPLETED; DATED NOVEMBER 13, 2000

PROSPECTUS

                         THE BEAR STEARNS COMPANIES INC.

                         699,243 SHARES OF COMMON STOCK

    Certain of the Company's former employees, all of whom are named in this Prospectus, are selling for their own accounts up to 699,243 shares of its Common Stock that they acquired pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors (the "Plan"). The Company will not receive any of the proceeds from such sales.

    The Selling Stockholders propose to sell the shares from time to time in transactions occurring either on or off the New York Stock Exchange at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

    The Selling Stockholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any profit on the sale of shares by those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

    Bear, Stearns & Co. Inc. and/or Bear, Stearns Securities Corp., subsidiaries of The Bear Stearns Companies Inc., may act as a broker on behalf of one or more of the Selling Stockholders.

    The Common Stock is traded on the New York Stock Exchange under the symbol "BSC". On November 10, 2000, the closing price of the Common Stock on the Exchange was $56.125 per share.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                November __, 2000

    YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                                ----------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Where You Can Find More Information..........................................2
Certain Definitions..........................................................3
The Company..................................................................4
Selling Stockholders.........................................................6
Plan of Distribution........................................................10
Experts.....................................................................12
Validity of the Common Stock................................................12


                       WHERE YOU CAN FIND MORE INFORMATION

    We file annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any document the Company files at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The Company has filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This Prospectus, which constitutes a part of that Registration Statement, does not contain all the information contained in that Registration Statement and its exhibits. For further information with respect to the Company and the Common Stock, you should consult the Registration Statement and its exhibits. Statements contained in this Prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

    The SEC allows the Company to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.

    The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

    (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1999;

    (ii) the Quarterly Reports on Form 10-Q for the quarters ended September 24, 1999, December 31, 1999, February 25, 2000, May 26, 2000 and
          August 25, 2000 and the Transition Report on Form 10-Q for the five-month period ended November 26, 1999 and the Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1999;

    (iii) the Current Reports on Form 8-K dated July 21, 1999, July 22, 1999, August 5, 1999, August 9, 1999, October 13, 1999, October 29, 1999,
          December 1, 1999, January 19, 2000, January 25, 2000, March 15, 2000,
          March 17, 2000, March 22, 2000, April 6, 2000, May 17, 2000, June 14,
          2000, July 14, 2000, August 10, 2000, September 14, 2000, September
          20, 2000 and September 28, 2000; and

    (iv) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985.

    The Company will provide to you without charge a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing or telephoning the Company at the Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.

                               CERTAIN DEFINITIONS

    Unless otherwise stated in this Prospectus:

    o the "Company," "we" and "us" refer to The Bear Stearns Companies Inc. and its subsidiaries;

    o  "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

    o  "BSB" refers to Bear Stearns Bank plc;

    o  "BSSC" refers to Bear, Stearns Securities Corp.;

    o  "BSIL" refers to Bear, Stearns International Limited; and

    Bear Stearns, BSB, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

    o  "AMEX" refers to the American Stock Exchange;

    o "Common Stock" refers to the Common Stock, par value $1.00 per share, of The Bear Stearns Companies Inc.;

    o  "NASD" refers to the National Association of Securities Dealers, Inc.;
       and

    o  "NYSE" refers to the New York Stock Exchange.

                                   THE COMPANY

    The Bear Stearns Companies Inc. is a holding company that, through its subsidiaries, principally Bear Stearns, BSSC, BSIL and BSB, is a leading investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling the Company's proprietary and customer transactions. The Company's business includes:

o market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed and municipal securities;

o trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

o   securities, options and futures brokerage;

o   providing securities clearance services;

o managing equity and fixed income assets for institutional and individual clients;

o   financing customer activities;

o   securities lending;

o   securities and futures arbitrage;

o   involvement in specialist activity on both the NYSE and the AMEX;

o   underwriting and distributing securities;

o   arranging for the private placement of securities;

o assisting in mergers, acquisitions, restructurings and leveraged transactions;

o   making principal investments in leveraged acquisitions;

o   engaging in commercial real estate activities;

o   investment management and advisory; and

o   fiduciary, custody, agency and securities research services.

    The Company's business is conducted from its principal offices in New York City; from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan; from representative offices in Beijing, Buenos Aires, Sao Paulo, Seoul and Shanghai; through international offices in Dublin, Hong Kong, London, Lugano, Singapore and Tokyo; and through joint ventures with other firms in Belgium, Greece and Spain. The Company's international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients. The Company provides trust company and clearance services through its subsidiary, Custodial Trust Company, which is located in Princeton, New Jersey.

    Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment adviser with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the National Association of Securities Dealers, the Commodity Futures Trading Commission, the National Futures Association and the International Securities Exchange. Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

    BSIL is a full service broker-dealer based in London and is a member of Eurex (formerly the Deutsche Terminborse), the International Petroleum Exchange, the London Commodity Exchange, the London International Financial Futures and Options Exchange, the London Securities & Derivatives Exchange, Marche a Terme International de France, SA and the London Clearing House. BSIL is supervised by and is regulated in accordance with the rules of the Securities and Futures Authority.

    BSB is an Irish-based bank, which was incorporated in 1996 and subsequently granted a banking license under the Irish Central Bank Act, 1971. BSB allows the Company's existing and prospective clients the opportunity of dealing with a banking counterparty.

    The Company is incorporated in Delaware. The principal executive office of the Company is located at 245 Park Avenue, New York, New York 10167; the telephone number of the Company is (212) 272-2000. The Company's Internet address is http://www.bearstearns.com.

                              SELLING STOCKHOLDERS

    This Prospectus relates to shares of Common Stock that have been acquired by the Selling Stockholders named below pursuant to the Company's Capital Accumulation Plan for Senior Managing Directors.

    The Selling Stockholders are former employees of the Company and were Senior Managing Directors of Bear Stearns, except as noted. The following table sets forth:

       o the name, address and principal position or positions over the past three years with the Company of each Selling Stockholder (other than such Selling Stockholder's prior position as a Senior Managing Director of Bear Stearns);

       o the number of shares of Common Stock each Selling Stockholder beneficially owned as of November 6, 2000;

       o the number of shares of Common Stock acquired by each Selling Stockholder pursuant to the Plan and being registered under this Registration Statement, some or all of which shares may be sold pursuant to this Prospectus; and

       o the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all Shares acquired by such Selling Stockholder pursuant to the Plan and registered under this Registration Statement.

There is no assurance that any of the Selling Stockholders will sell any or all of the shares offered by them under this Registration Statement.

    This table reflects all Selling Stockholders who are eligible to resell and the number of shares of Common Stock available to be resold by such Selling Stockholders.

 Selling Stockholders,
      Addresses of                         Shares       Shares Beneficially
  Selling Stockholders       Shares       Covered              Owned
       and Prior          Beneficially       by         After This Offering
  Principal Positions        Owned          this      ----------------------
    with the Company       (1)(2)(3)     Prospectus     Number      Percent
------------------------  ------------  ------------  ----------  -----------

 Andre Backar               27,179        15,417       11,762          *
 The Sherry Netherlands
 781 Fifth Avenue,
 Suite 1205
 New York, NY  10022

 Dennis Baum                10,963         1,592        9,371          *
 128 Baldwin Road
 Mt. Kisco, NY  10549

 Philip E. Berney          121,373       120,640          733          *
 133 West 78 Street
 New York, NY  10024

 William Buchanan           11,949        11,949            -          *
 Smith Ridge Lane
 New Canaan, CT  06840

 Jeffrey Cianci             11,282        11,132          150          *
 33 Normandy Lane
 Riverside, CT  06878

 Thomas Clerkin             23,656        23,656            -          *
 3965 Valley Meadow Road
 Encino, CA  91436

 Stephen M. Cunningham      12,181        12,181            -          *
 24 Greenbriar Lane
 Greenwich, CT  06831

 Peter Delaney               7,312         7,312            -          *
 1371 Cooper Road
 Scotch Plains, NJ  07076

 Lawrence Doyle             17,418        16,121        1,297          *
 128 Byram Shore Road
 Greenwich, CT  06830

 Peter Drittel              11,324        11,324            -          *
 111 Park Avenue
 Greenwich, CT  06830

 Michael Ehrlich             8,955         8,955            -          *
 38 Cornwell's Beach Road
 Sands Point, NY  11050

 Neil T. Eigen              25,566        25,566            -          *
 143 N. Passaic Avenue
 Chatham, NJ  07928

 Phylis Esposito             5,878         5,878            -          *
 434 East 52 Street PHE
 New York, NY  10022

 Kevin J. Finnerty          48,394        47,230        1,164          *
 15 Middle Drive
 Plandome, NY  11030

 Selling Stockholders,
      Addresses of                         Shares       Shares Beneficially
  Selling Stockholders       Shares       Covered              Owned
       and Prior          Beneficially       by         After This Offering
  Principal Positions        Owned          this      ----------------------
    with the Company       (1)(2)(3)     Prospectus     Number      Percent
------------------------  ------------  ------------  ----------  -----------

 Jeffrey Fisher              4,531         4,531            -          *
 200 Oxford Road
 Kenilworth, IL  60043

 Peter B. Fox (4)            3,479           448        3,031          *
 1118 West Armory Street
 Champaign, IL  61821

 Richard N. Greenfield      17,727        17,727            -          *
 62 Parker Street
 Norwell, MA  02061

 Carey Hall                  6,393         6,393            -          *
 328 McLain Street
 Bedford Hills, NY  10507

 Michael Hellenbrand         5,809         5,809            -          *
 424 West End Avenue,
 Apt. 17B
 New York, NY  10024

 John A. Hirsch                484           484            -          *
 414 Round Hill Road
 Greenwich, CT  06831

 Jonathan Ilany              4,926         4,926            -          *
 12 Heathcote Road
 Scarsdale, NY  10583

 Wesley Jones                9,266         8,314          952          *
 14 Garden Street
 Brooklyn, NY  11201

 Steven Kim                 15,896        15,896            -          *
 Flat 35C, Ying Piu
 Mansion
 1 Breezy Path
 Hong Kong, China

 Michael Krall               6,970         6,970            -          *
 5311 Genesta Avenue
 Encino, CA  91316

 Anne Marie Kruszka (5)      5,574         1,565        4,009          *
 6 Woodhollow Drive
 Holmdel, NJ  07733

 Calleen King                6,005         3,932        2,073          *
 Letaconnoux
 186 Riverside Drive,
 Apt 15E
 New York, NY  10024

 Michael Luce               11,494        11,494            -          *
 c/o Harbert Corp.
 1 Riverchase Parkway South
 Birmingham, AL 35201-1297

 David M. Malcolm              506           506            -          *
 129 Katonah's Wood Road
 Katonah, NY  10536

 Matthew Mancuso            15,637        15,637            -          *
 10 Brooks Bend Road
 Princeton, NJ  08540

 Selling Stockholders,
      Addresses of                         Shares       Shares Beneficially
  Selling Stockholders       Shares       Covered              Owned
       and Prior          Beneficially       by         After This Offering
  Principal Positions        Owned          this      ----------------------
    with the Company       (1)(2)(3)     Prospectus     Number      Percent
------------------------  ------------  ------------  ----------  -----------

 James A. Martello          19,871        19,871            -          *
 26 Bromley Road
 Montville, NJ  07045

 James D. Marver             1,604         1,354          250          *
 c/o VantagePoint
 Venture Partners
 1001 Bayhill Drive,
 Suite 100
 San Bruno, CA  94066

 Wayne Mueller                 717           717            -          *
 82 Fenimore Road
 New Rochelle, NY  10804

 Salvatore Naro             24,074        19,598        4,476          *
 244 Piping Rock Road
 Locust Valley, NY  11560

 John F. Otto, Jr.           8,445         8,220          225          *
 375 Round Hill Road
 Greenwich, CT  06831

 R. Blaine Roberts           1,146            53        1,093          *
 7100 Armat Drive
 Bethesda, MD  20817

 Peter H. Rothschild        13,917        13,868           49          *
 50 East 89th Street,
 Apt. 20D
 New York, NY  10128

 Milton B. Rubin            91,797         6,862       84,935          *
 98 Hill Drive
 Oyster Bay, NY  11771

 Arif Sarfraz                4,391         4,391            -          *
 2 Chesterfield Hill
 London, England  W1X 7RP

 Julie Silcock               9,643         9,643            -          *
 3817 Centenary
 Dallas, TX  75225

 Gregory Smith               8,999         8,403          596          *
 1120 Park Avenue,
 Apt. 18B
 New York, NY  10128

 Nulsen B. Smith            13,735        13,735            -          *
 41 Middlesex Road
 Chestnut Hill, MA  02467

 David Solomon              38,259        38,097          162          *
 3 East 84 Street
 New York, NY  10028

 Susan Spehar (6)          102,254        99,759        2,495          *
 85 Leeuwarden Road
 Darien, CT  06820

 Phil Stern                  8,285         6,333        1,952          *
 3586 Fair Oaks Lane
 Long Boat Key, FL  34228

 Gregory A. Stoupnitzky      1,011           374          637          *
 35 Seville Avenue
 Rye, NY  10580

 Selling Stockholders,
      Addresses of                         Shares       Shares Beneficially
  Selling Stockholders       Shares       Covered              Owned
       and Prior          Beneficially       by         After This Offering
  Principal Positions        Owned          this      ----------------------
    with the Company       (1)(2)(3)     Prospectus     Number      Percent
------------------------  ------------  ------------  ----------  -----------

 Steven Tishman             11,888        11,888            -          *
 1160 Park Avenue, Apt 2D
 New York, NY  10128

 Curtis Welling              2,796         1,419        1,377          *
 239 Millstone Road
 Wilton, CT  06897

 Steven Winograd            13,025        11,073        1,952          *
 180 East End Avenue,
 Apt 7H
 New York, NY  10128

----------------------
*    Less than one (1%) percent.

(1) Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

(2) Includes shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to former employees' accounts are voted on a "pass through" basis by the former employees to whose accounts such shares are allocated. Shares not allocated to accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by participants in the ESOP.

(3) Does not include an aggregate of 921,520 shares underlying units credited under the Plan to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days.

(4)  Mr. Peter B. Fox is a Managing Director Emeritus.

(5) Mrs. Anne Marie Kruszka is the designated beneficiary of, and the beneficial owner of the shares credited under the Plan to Joseph Kruszka, a former employee of the Company and Senior Managing Director of Bear Stearns.

(6) Mrs. Susan Spehar is the designated beneficiary of, and the beneficial owner of the shares credited under the Plan to George Spehar, a former employee of the Company and Senior Managing Director of Bear Stearns.

                              PLAN OF DISTRIBUTION

    Shares covered by this Prospectus will be sold by the Selling Stockholders as principals for their own account. The Company will not receive any proceeds from sales of any shares by Selling Stockholders.

    The Selling Stockholders or their pledgees, donees, transferees or other successors in interest (including Bear Stearns to the extent that shares may be sold from a margin account) may sell shares pursuant to this Prospectus from time to time:

       o in transactions (including one or more block transactions) on the NYSE;

       o  in the public market off the NYSE;

       o  in privately negotiated transactions;

       o  through put or call options transactions relating to the shares;

       o  through short sales of shares; or

       o  in a combination of such transactions.

Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder.

    The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this Prospectus to any person who purchases any of the shares from or through such broker or dealer.

    Bear Stearns and/or BSSC may act as a broker on behalf of one or more of the Selling Stockholders in connection with sales under this Prospectus and may receive customary commissions in connection therewith. Bear Stearns and BSSC are member firms of the NASD and their activities in connection with the offering will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

    In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.

                                     EXPERTS

    The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's 1999 Annual Report on Form 10-K and Current Report on Form 8-K dated September 28, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                          VALIDITY OF THE COMMON STOCK

    The validity of the Common Stock will be passed upon for the Company by Cadwalader, Wickersham & Taft, New York, New York.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.

SEC registration fee................................................   $10,534
Accounting fees.....................................................     4,000
Legal fees and expenses.............................................    10,000
Miscellaneous.......................................................        66
      Total.........................................................   $24,600


ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

    Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998.

    The registrant has in effect reimbursement insurance for directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, the registrant and its directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

    For the undertaking with respect to indemnification, see Item 17.


ITEM 16.    EXHIBITS.

            Exhibit No.    Description
            -----------    -----------

            4(a)(1)    --  Restated Certificate of Incorporation of the
                           Registrant (incorporated by reference to Exhibit
                           4(a)(1) to the Registration Statement on Form S-3
                           (File No. 333-57083)).

            4(a)(2)    --  Certificate of Stock Designation relating to the
                           Registrant's Adjustable Rate Cumulative Preferred
                           Stock, Series A (incorporated by reference to Exhibit
                           4(a)(6) to the Registration Statement on Form S-8
                           (File No. 33-49979)).

            4(a)(3)    --  Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series E
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January
                           14, 1998).

            Exhibit No.    Description
            -----------    -----------

            4(a)(4)    --  Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series F
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                           1998).

            4(a)(5)    --  Certificate of Stock Designation relating to the
                           Registrant's Cumulative Preferred Stock, Series G
                           (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                           1998).

            4(b)       --  Amended and Restated By-laws of the Registrant
                           (incorporated by reference to Exhibit (4)(b) to Post-Effective Amendment No. 1 to the Registration
                           Statement on Form S-8 (File No. 333-81901)).

            5          --  Opinion of Cadwalader, Wickersham & Taft.

            23(a)      --  Consent of Deloitte & Touche LLP.

            23(b)      --  Consent of Cadwalader, Wickersham & Taft (included in
                           Exhibit 5).

            24         --  Power of attorney (included in the signature pages to
                           the Registration Statement).


ITEM 17.    UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 13, 2000.

                                    THE BEAR STEARNS COMPANIES INC.


                                     By:     /s/ Samuel L. Molinaro Jr.
                                         --------------------------------------
                                            SAMUEL L. MOLINARO JR.
                                            Senior Vice President - Finance and
                                            Chief Financial Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan C. Greenberg, James E. Cayne and Samuel L. Molinaro Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 13, 2000.

             SIGNATURE                                   TITLE
             ---------                                   -----

                         THE BEAR STEARNS COMPANIES INC.


        /s/ Alan C. Greenberg             Chairman of the Board and Director
------------------------------------
          ALAN C. GREENBERG

         /s/ James E. Cayne               President, Chief Executive Officer
------------------------------------         and Director (Principal
           JAMES E. CAYNE                    Executive Officer)


        /s/ Carl D. Glickman              Director
------------------------------------
          CARL D. GLICKMAN

       /s/ Donald J. Harrington           Director
------------------------------------
        DONALD J. HARRINGTON

                                          Director
------------------------------------
           WILLIAM L. MACK

             SIGNATURE                                   TITLE
             ---------                                   -----


         /s/ Frank T. Nickell             Director
------------------------------------
          FRANK T. NICKELL

                                          Director
------------------------------------
         FREDERIC V. SALERNO

                                          Director
------------------------------------
          ALAN D. SCHWARTZ

                                          Director
------------------------------------
          WARREN J. SPECTOR

          /s/ Vincent Tese                Director
------------------------------------
            VINCENT TESE

                                          Director
------------------------------------
             FRED WILPON

     /s/ Samuel L. Molinaro Jr.           Senior Vice President - Finance
------------------------------------         and Chief Financial Officer
       SAMUEL L. MOLINARO JR.                (Principal Financial Officer)

       /s/ Marshall J Levinson            Controller
------------------------------------         (Principal Accounting Officer)
         MARSHALL J LEVINSON

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number             Description
------             -----------

4(a)(1)       --   Restated Certificate of Incorporation of the Registrant
                   (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

4(a)(2)       --   Certificate of Stock Designation relating to the Registrant's
                   Adjustable Rate Cumulative Preferred Stock, Series A
                   (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(3)       --   Certificate of Stock Designation relating to the Registrant's
                   Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14, 1998).

4(a)(4)       --   Certificate of Stock Designation relating to the Registrant's
                   Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20, 1998).

4(a)(5)       --   Certificate of Stock Designation relating to the Registrant's
                   Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18, 1998).

4(b)          --   Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit (4)(b) to the Post-Effective
                   Amendment No. 1 to the Registration Statement on Form S-8
                   (File No. 333-81901)).

5             --   Opinion of Cadwalader, Wickersham & Taft.

23(a)         --   Consent of Deloitte & Touche LLP.

23(b)         --   Consent of Cadwalader, Wickersham & Taft (included in
                   Exhibit 5).

24            --   Power of attorney (included in the signature pages to the
                   Registration Statement).